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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2005

DIVIDEND CAPITAL TRUST INC.

Maryland	000-50724	82-0538520
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 17th Street, Suite 1700
Denver, CO 80202
(Address of principal executive offices)

(303) 228-2200
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

        We entered into an amended and restated Dealer Manager agreement (the "Agreement") with Dividend Capital Securities LLC, (the "Dealer Manager") an affiliate, on June 27, 2005. The agreement was amended and restated at the request of the National Association of Securities Dealers. Inc. ("NASD") for the purpose of consolidating all prior amendments to the Dealer Manager agreement and to reflect the terms of our fourth offering of common stock. Pursuant to the Agreement, we will pay the Dealer Manager the following fees and commissions in connection with our fourth offering of common stock: i) a dealer manager fee of up to 2% of the gross offering proceeds raised pursuant to our offering as compensation for managing the offering, ii) a sales commission of up to 6% of the gross offering proceeds raised pursuant to our offering (all or substantially all of which the Dealer Manager has indicated will be re-allowed to participating broker-dealers). The Dealer Manager is a member firm of the NASD and is currently majority owned and/or controlled by three of our directors and certain officers and/or their affiliates and other third parties.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIVIDEND CAPITAL TRUST INC.
July 1, 2005	By:	/s/ EVAN H. ZUCKER Evan H. Zucker Chief Executive Officer

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  Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES